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                                                                   Exhibit 15.2


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Baird, Kurtz & Dobson
                                                              City Center Square
                                                          1100 Main,  Suite 2700
                                                     Kansas City, Missouri 64105
                                                  816 221-6300  FAX 816 221-6380
                                                                     www.bkd.com






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         We are aware that our report dated April 26,2000 on our review of the interim financial information of Midwest Grain Products, Inc. for the periods ended March 31, 2000 and 1999 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                  s/ Baird, Kurtz & Dobson
                                                  BAIRD, KURTZ & DOBSON

Member of
Moores Rowland International

Kansas City, Missouri
April 26, 2000
                                                        Solutions for Success